UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       The term of Howard Jonas’ current employment agreement with IDT Corporation (the “Registrant” or the “Company”) expires on December 31, 2016. On December 14, 2016, the Compensation Committee of the Company’s Board of Directors approved a Fourth Amended and Restated Employment Agreement with Howard Jonas that will be effective January 1, 2017. Pursuant to this agreement, Howard Jonas will receive the following compensation for his role as Chairman of the Board of the Company: An annual cash base salary of $250,000 from January 1, 2017 to December 31, 2019, as well as a restricted stock grant with an aggregate value of $1.35 million. The aggregate number of shares granted will equal 69,624 based on the closing price of the Company’s Class B common stock on December 13, 2016, $19.39. The restricted shares will be granted on January 5, 2017 and vest as follows: 23,208 shares on January 5, 2017, 23,208 shares on January 5, 2018 and 23,208 shares on January 5, 2019.  Mr. Jonas will be entitled to participate in the executive bonus program, and receive any other bonuses approved by the Compensation Committee of the Company’s Board of Directors.

A copy of the Agreement is attached hereto as Exhibit 10.01 and is incorporated by reference herein as if set forth in full.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Document
10.01	Fourth Amended and Restated Employment Agreement, dated December 14, 2016, between the Registrant and Howard S. Jonas.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Shmuel Jonas
Name:	Shmuel Jonas
Title:	Chief Executive Officer

Dated: December 20, 2016

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